UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2019 (November 12, 2019)

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		717-850-0170

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2019, the Board of Directors of P. H. Glatfelter Company (the “Company”) approved a retention award (the “Retention Award”) of 110,132 restricted stock units (“RSUs”) to Dante C. Parrini, Chairman and Chief Executive Officer, effective November 13, 2019 (the “Grant Date”).  Each RSU represents, once vested, one share of common stock of the Company.  The RSUs vest on the third anniversary of the Grant Date, subject to Mr. Parrini’s continued employment through the vesting date, although vesting would accelerate upon his death or disability. In the event of a change in control, a double trigger provision would accelerate vesting if Mr. Parrini is terminated without cause or resigns with good reason, and certain other provisions apply if the Company is not the surviving entity.

The foregoing description of the terms and conditions of the Retention Award is qualified in its entirety by reference to the Restricted Stock Award Certificate, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

d) Exhibits.

10.1	Restricted Stock Unit Award Certificate dated November 13, 2019.
104	Cover Page from this Current Report on Form 8-K - XBRL tags formatted in Inline XBRL (included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

November 18, 2019	By:	/s/ Eileen L. Beck

Name: Eileen L. Beck
Title: Vice President, Global Human Resources and Administration